UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of report (Date of earliest event reported)         February 28, 2005

                                 EMCOR Group, Inc.

             (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware

                 (State or Other Jurisdiction of Incorporation)

         0-2315                                           11-2125338
(Commission File Number)                   (I.R.S. Employer Identification No.)



301 Merritt Seven, Norwalk, CT                            06851
(Address of Principal Executive Offices)               (Zip Code)

                                (203) 849-7800
              (Registrant's Telephone Number, Including Area Code)

                                     N/A

          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange  Act  (17  CFR  240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

     On February 28, 2005 EMCOR Group, Inc. issued a press release disclosing results of operations for the fiscal 2004 fourth quarter ended December 31, 2004. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.


     The information contained in this Current Report on Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item. 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number                 Description
--------------   ---------------------------------------------------------------
99.1             Press Release issued by EMCOR Group, Inc. on February 28, 2005 disclosing results of operations for the fiscal 2004 fourth quarter ended December 31, 2004.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             EMCOR Group, Inc.


                                             By:     /s/ Frank T. MacInnis
                                                 -----------------------------
                                                      Frank T. MacInnis
                                                   Chairman of the Board of
                                                     Directors and Chief
                                                      Executive Officer

Dated:  February 28, 2005

              EMCOR GROUP, INC. REPORTS 2004 FOURTH QUARTER RESULTS


NORWALK, CONNECTICUT, February 28, 2004 - EMCOR Group, Inc. (NYSE: EME) today reported results for the fourth quarter and full-year period ended December 31, 2004.

Net income for the 2004 fourth quarter was $10.6 million, or $0.68 per diluted share, a significant increase when compared with net income of $2.6 million, or $0.17 per diluted share, in the 2003 fourth quarter. Revenues in the fourth quarter of 2004 totaled $1.23 billion, compared with total revenues of $1.17 billion a year ago, an increase of 5.0%.

Operating income in the fourth quarter of 2004 was $23.3 million, or 1.9% of revenues, versus $9.3 million, or 0.8% of revenues, a year ago, an increase of 151.1%. Selling, general and administrative expenses ("SG&A") in the fourth quarter of 2004 declined 9.9% to $103.6 million from $114.9 million in the fourth quarter of last year. SG&A as a percentage of revenues decreased to 8.4% in the fourth quarter of 2004 from 9.8% of revenues in the fourth quarter of 2003, reflecting the effect of the Company's cost reduction initiatives.

The Company's 2004 fourth quarter results include $2.3 million in restructuring expenses, primarily related to its previously announced management realignment and related initiatives; there were no charges for restructuring expenses in the year ago quarter. The effective income tax rate applicable for the 2004 fourth quarter was 41% compared to 45% for the fourth quarter of 2003.

As of December 31, 2004, the Company's contract backlog totaled $2.75 billion versus $2.96 billion at September 30, 2004 and $3.03 billion at December 31, 2003. EMCOR continues to actively manage its contract backlog, emphasizing strict criteria for project bidding and concerted efforts to shift the mix of projects toward higher-margin, private sector work.

For the 2004 full-year period, the Company reported net income of $33.2 million, or $2.13 per diluted share, an increase of 61.0% over net income of $20.6 million, or $1.33 per diluted share, in the same period a year ago. 2004 full-year revenues were $4.75 billion versus revenues of $4.53 billion in 2003, an increase of 4.7%.

                                    - MORE -

EMCOR Announces 2004 Fourth Quarter Results                               Page 2

Operating income for the 2004 full-year period was $42.1 million, or 0.9% of revenues, compared to operating income of $47.1 million, or 1.0% of revenues in the year-ago period.

The Company's results for the 2004 full-year period include the following:

o Restructuring expenses of approximately $8.3 million, primarily related to the Company's previously announced management realignment and related initiatives.

o A $2.8 million gain on the sale of assets of the Delcommerce equipment rental services division of the Company's United Kingdom subsidiary as part of strategic changes in the UK market.

o A $1.8 million gain on the sale of the UK subsidiary's equity investment in a South African facilities management joint venture.

o A benefit of approximately $15.5 million related to income tax reserve adjustments.

Excluding the above items, which the Company believes better reflects year to year comparability, 2004 operating income would have increased $0.5 million compared to 2003, and diluted earnings per share would have been $1.37.

Frank T. MacInnis, Chairman and CEO of EMCOR Group, stated, "Our results confirmed our expectations that 2004 would be a transitional year for the Company, with a weaker than usual first half, followed by acceleration in the last six months of the year. We also noted that the rate of our earnings acceleration would depend upon the rate of the overall economic recovery. In the fourth quarter, we continued to see gradual improvement of demand in a number of our markets. Our Electrical business continued its strong performance for the full year, particularly in the transportation, financial services and healthcare markets, while our UK operations demonstrated significant improvement in financial performance in 2004 compared to 2003. We continued to gain ground in our Facilities Services business, which generated encouraging top line growth in the quarter and full-year periods."

Mr. MacInnis added, "During the fourth quarter, we continued our long commitment to cost reduction. We initiated a number of programs in 2004 to accomplish this goal, and the results can be seen in the almost 10% drop in 2004 fourth quarter SG&A expense relative to last year, which drove a significant increase in operating margins for the quarter. As in the past, we remained focused on cash generation and had another excellent cash quarter, which enabled us to further improve our already strong balance sheet; our debt to total capitalization ratio is less than 13%."


                                    - MORE -

EMCOR Announces 2004 Fourth Quarter Results                               Page 3

Mr. MacInnis continued, "We have entered 2005 with a sense of guarded optimism in the outlook for our business. The operating environment continues to improve at a measured pace, as evidenced by our fourth quarter performance, and we are encouraged by strong activity levels in other sectors of our industry that participate in the early part of the construction cycle. We expect that, as the cycle matures, we will experience a rebound in demand for the more profitable private sector work, and we will have ample capacity to meet that demand."

Mr. MacInnis concluded, "Given our contract backlog and continued project selectivity, we look for revenue in 2005 to be approximately $4.4 billion to $4.6 billion, compared to $4.7 billion in 2004. Profitability this year should be enhanced by improved performance in our Mechanical segment combined with a better environment for the mobile services operations within our Facilities Services business. We see corresponding earnings per share in the $2.00 to $2.40 range, roughly a 46% increase at the low end of the range when compared to our 2004 results, after excluding 2004 restructuring expenses, asset sales and income tax reserve adjustments. While the trajectory of any economic cycle is difficult to predict, if growth in demand for our higher value-added services accelerates, we have sufficient capacity to deploy and drive our earnings growth at a faster pace."

EMCOR  Group,   Inc.  is  a  worldwide   leader  in  mechanical  and  electrical
construction services and facilities services. This press release and other press releases may be viewed at the Company's Web site at www.emcorgroup.com.


EMCOR Group's fourth quarter conference call will be available live via Internet broadcast today, Monday, February 28, at 10:30 AM Eastern Time. You can access the live call through the Home Page of the Company's Web site at www.emcorgroup.com.

The conference call referenced above may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements will be based upon information available to EMCOR, and management's perception thereof, as of the date thereof. EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding market share growth, gross profit, project mix, projects with varying profit margins, and selling, general and administrative expenses. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly, any such statements are no guarantee of future performance. Such risk and uncertainties may include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR's services, adverse business conditions, increased competition, unfavorable labor productivity, mix of business, and risks associated with foreign operations. Certain of the risks and factors associated with EMCOR's business are also discussed in EMCOR's 2004 Form 10-K and other reports filed by it from time to time with the Securities and Exchange Commission. Conference attendees and listeners should take the aforementioned risks and factors into account in evaluating any forward-looking statements.

                            -FINANCIAL TABLES FOLLOW-

                                EMCOR GROUP, INC.
                              FINANCIAL HIGHLIGHTS
             (In thousands, except share and per share information)
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                       For the Three Months Ended               For the Year Ended
                                             December 31,                           December 31,
                                             (Unaudited)                  (Unaudited)
                                      2004               2003                2004                 2003
                                      ----               ----                ----                 ----

   Revenues                        $1,229,670         $1,171,650          $4,747,880           $4,534,646
   Cost of sales                    1,100,423          1,047,446           4,300,978            4,052,192
                                   ----------         ----------          ----------           ----------
   Gross profit                       129,247            124,204             446,902              482,454
   Selling, general and
      administrative expenses         103,580            114,913             399,338              435,397
   Restructuring expenses               2,338                  -               8,274                    -
   Gain on sale of assets                   -                  -               2,839                    -
                                   ----------         ----------          ----------           ----------

   Operating income                    23,329              9,291              42,129               47,057
   Interest expense, net               (1,447)            (2,605)             (6,997)              (8,236)
   Gain on sale of
       equity investment                    -                  -               1,844                    -
   Minority interest                   (3,814)            (1,905)             (3,814)              (1,905)
                                   ----------         ----------          ----------           ----------
   Income before income taxes          18,068              4,781              33,162               36,916
   Income tax provision (benefit        7,489              2,157                 (45)              16,295
                                   ----------         ----------          ----------           ----------

   Net income                      $   10,579         $    2,624          $   33,207           $   20,621
                                   ==========         ==========          ==========           ==========

   Basic earnings per share        $     0.69         $     0.17          $     2.18           $     1.38
                                   ==========         ==========          ==========           ==========

   Diluted earnings per share      $     0.68         $     0.17          $     2.13           $     1.33
                                   ==========         ==========          ==========           ==========

   Weighted average shares of
      Common Stock outstanding:
        Basic                      15,254,027         15,020,008          15,197,905           14,986,079
        Diluted                    15,611,261         15,431,124          15,566,737           15,461,698




                                EMCOR GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                             (Unaudited)
                                                         December 31, 2004        December 31, 2003
   ASSETS
   Current assets:
   Cash and cash equivalents                                  $   70,404               $   78,260
   Accounts receivable, net                                    1,071,937                1,009,170
   Costs and estimated earnings in excess of billings
     on uncompleted contracts                                    239,143                  249,393
   Inventories                                                    10,580                    9,863
   Prepaid expenses and other                                     30,267                   42,470
                                                              ----------               ----------
     Total current assets                                      1,422,331                1,389,156

   Investments, notes, and other long-term receivables            26,472                   26,452
   Property, plant & equipment, net                               56,468                   66,156
   Goodwill                                                      279,432                  277,994
   Identifiable intangible assets, net                            18,782                   22,226
   Other assets                                                   11,244                   13,263
                                                              ----------               ----------
   Total assets                                               $1,814,729               $1,795,247
                                                              ==========               ==========


   LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities:
   Borrowings under working capital credit line               $   80,000               $  139,400
   Current maturities of long-term debt and capital
     lease obligations                                               806                      367
   Accounts payable                                              459,931                  451,713
   Billings in excess of costs and estimated earnings
     on uncompleted contracts                                    362,148                  345,207
   Accrued payroll and benefits                                  138,771                  131,623
   Other accrued expenses and liabilities                        117,477                  110,147
                                                              ----------               ----------
     Total current liabilities                                 1,159,133                1,178,457

   Long-term debt and capital lease obligations                    1,332                      561
   Other long-term obligations                                    91,903                   94,873
   Total stockholders' equity                                    562,361                  521,356
                                                              ----------               ----------
   Total liabilities and stockholders' equity                 $1,814,729               $1,795,247
                                                              ==========               ==========


                                EMCOR GROUP, INC.
          COMPUTATION OF ADJUSTED CONSOLIDATED STATEMENT OF OPERATIONS
             (In thousands, except share and per share information)
                                   (Unaudited)


                                                              For the Year Ended December 31, 2004
                                                              ------------------------------------
                                                                                                  Adjusted
                                                   As Reported          Adjustments (1)          Operations
                                                  ------------          ---------------          ----------

Revenues                                           $4,747,880                                    $4,747,880

Cost of sales                                       4,300,978                                     4,300,978
                                                   ----------                                    ----------

Gross profit                                          446,902                                       446,902

Selling, general and administrative expenses          399,338                                       399,338

Restructuring expenses                                  8,274                (8,274)                      -
Gain on sale of assets                                  2,839                (2,839)                      -
                                                   ----------              --------              ----------

Operating income                                       42,129                 5,435                  47,564

Interest expense (net)                                 (6,997)                                       (6,997)
Gain on sale of equity investment                       1,844                (1,844)                      -
Minority interest                                      (3,814)                                       (3,814)
                                                   ----------              --------              ----------
Income before taxes                                $   33,162                 3,591              $   36,753

Income tax (benefit) provision                            (45)              (15,451)                 15,406
                                                   ----------               -------              ----------
Net income                                         $   33,207              $(11,860)             $   21,347
                                                   ==========              ========              ==========

Diluted earnings per share                         $     2.13                                    $     1.37

Outstanding shares - diluted                       15,566,737                                    15,566,737

(1) The adjustments reverse certain items, from the "as reported" consolidated statement of operations. The income tax adjustment is net of the reversal of tax reserves adjustments and the effect on income taxes related to the restructuring expenses, gain on sale of assets and gain on sale of equity investment.


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